UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2010

RENHUANG PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	0-24512	88-1273503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 281, Taiping Road, Taiping District
Harbin, Heilongjiang Province, 150050
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  86-451-5762-0378

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  ELECTION OF DIRECTORS.

(d)
On April 15, 2010, Renhuang Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mr. Xiaoheng Shao, age 53, as a member of the Board of Directors of the Company.  Mr. Shao will serve as an independent director and the Chairman of the Audit Committtee of the Board of Directors.  Since April 2009, Mr. Shao has served as Chairman of the Audit Committee of Yongye International, Inc., a Chinese agricultural company listed on NASDAQ.  Since November 2008, Mr. Shao has served as the Chairman of the Compensation Committee of Agria Corporation, a Chinese agricultural company listed on the New York Stock Exchange.  Since September 2008, Mr. Shao has served as the Chairman of the Audit Committee of China Nuokang Bio-Pharmaceutical, Inc., a biopharmaceutical company, listed on NASDAQ.  Since July  2008, Mr. Shao has served as the Chairman of the Audit Committee of China Biologic Products, Inc., a plasma-based biopharmaceutical company, listed on NASDAQ.  From August 2006 through June 2008, Mr. Shao served as the Chief Financial Officer of Trina Solar Limited. Mr. Shao assisted Trina Solar Limited with its successful listing on the New York Stock Exchange in December 2006. From September 2005 through August 2006, Mr. Shao served as the Chief Financial Officer of ChinaEdu Corporation, a Chinese educational service provider. From August 2004 through September 2005, Mr. Shao served as the Chief Financial Officer of Watchdata Technologies Ltd., a Chinese security software company.  From 1994 through August 2004, Mr. Shao was employed as an auditor by Deloitte Touche Tohmatsu. In addition, from April 2008 through October 2009, Mr. Shao served as Chairman of the Audit Committee of China Public Security Technology, Inc.  Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Sean Shao is a member of American Institute of Certified Public Accountants.

The Company has agreed to pay Mr. Shao an annual fee of US$36,000, payable on a monthly basis, for his service on the Board of Directors and as the Chairman of the Audit Committee of the Board of Directors.  In additon the Company has agreed to grant Mr. Shao an option to purchase ordinary shares of the Company at the fair market value of the ordinary shares on the date of grant.  The value of this option grant is limited to US$70,000 during a  three year service period for Mr. Shao as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RENHUANG PHARMACEUTICALS, INC.

Date: April 15, 2010	By:	/s/ Shaoming Li
Shaoming Li
Chief Executive Officer